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                                ALLEGHENY VENTURES, INC.
                            CONSOLIDATED STATEMENT OF INCOME

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                                                           Quarter Ended      Year-to-Date Ended   Twelve Months Ended
                                                         December 31, 1999    December 31, 1999     December 31, 1999

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ELECTRIC OPERATING REVENUES                                      23,672,926          110,356,916           110,356,916

OPERATING EXPENSES:
   Operation:
     Fuel                                                         4,064,610           20,376,509            20,376,509
     Purchased Power & Exchange                                   9,124,000           54,637,129            54,637,129
     Other                                                          903,193            4,461,499             4,461,499
   Transmission & Distribution                                     (221,143)             724,317               724,317
   Cust. Accts & Services                                         2,077,997            2,444,291             2,444,291
   Administrative & General                                       2,500,840            8,318,602             8,318,602
Total Operation & Maintenance                                    18,449,497           90,962,347            90,962,347

   Depreciation                                                   1,213,015            5,886,712             5,886,712
   Taxes other than income taxes                                    965,448            5,061,917             5,061,917
   Federal and state income taxes                                   788,941               51,945                51,945
              Total Operating Expenses                           21,416,901          101,962,921           101,962,921
              Operating Income                                    2,256,025            8,393,995             8,393,995

OTHER INCOME AND DEDUCTIONS:
   Other income (loss), net                                          39,012             (216,061)             (216,061)
             Total Other Income and Deductions                       39,012             (216,061)             (216,061)
             Income Before Interest Charges and
               Preferred Dividends                                2,295,037            8,177,934             8,177,934

INTEREST CHARGES AND PREFERRED DIVIDENDS:
   Interest on other long-term obligations                        1,205,208            8,250,275             8,250,275
   Other interest                                                     2,967               46,469                46,469
            Total Interest Charges and
                Preferred Dividends                               1,208,175            8,296,744             8,296,744


Consolidated Net Income (Loss)                                    1,086,862             (118,810)             (118,810)
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